Exhibit 10.12

Freddie Mac Loan Number 708556663
Century Palms at World Gateway

MMP AND O&M PROGRAMS Implementation Certificate

Date:	August 20, 2015

Property:	Century Palms at World Gateway 9000 Avenue Pointe Circle Orlando, Florida 32821

The Borrower has accepted and implemented the Moisture Management Plan for the Property.

The Borrower has accepted and implemented the following, as an O&M Program for the Property:

Asbestos Operations and Maintenance Plan dated as of July 7, 2015, prepared by Real Estate Advisory LLC.

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MMP and O&M Programs Implementation Certificate	Page 1

BR CARROLL WORLD GATEWAY, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy
Chief Executive Officer

MMP and O&M Programs Implementation Certificate	Page 2